EXHIBIT 10.23

DRIVE SHACK INC.
2018 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”), dated as of [_________], 2019 (the “Date of Grant”), is made by and between Drive Shack Inc., a Maryland corporation (the “Company”), and [___________] (the “Participant”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Drive Shack Inc. 2018 Omnibus Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company and references to employment or termination of employment by, or resignation of employment from, the Company shall include employment or termination of employment by, or resignation of employment from, any Affiliate.
1.Grant of Restricted Stock Units. The Company hereby grants to the Participant [______] restricted stock units (the “RSUs”), subject to all of the terms and conditions of this Agreement and the Plan.
2.    Form of Payment. Except as otherwise provided in the Plan or in Section 9 hereof, each RSU granted hereunder shall represent the right to receive one (1) share of Common Stock (a “Share”), which shall be issued to the Participant pursuant to the terms of Section 3(d) hereof.
3.    Vesting and Settlement.
(a)    The RSUs shall vest in equal annual installments on each of the first three (3) anniversaries of the Date of Grant (each a “Vesting Date”); provided that the Participant remains in continuous employment with the Company through, and has not given or received a notice of termination of such employment as of, the applicable Vesting Date.

(b)    Except as set forth in Section 3(c) hereof, if the Participant’s employment is terminated for any reason prior to the final Vesting Date, (i) this Agreement shall terminate and all rights of the Participant with respect to RSUs that have not vested as of the date of termination shall immediately terminate, (ii) any such unvested RSUs shall be forfeited without payment of any consideration, and (iii) neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested RSUs.

(c)    If the Participant’s employment is terminated prior to the final Vesting Date either (i) by the Company without Cause or (ii) as a result of the Participating death or Disability, and provided that the Participant (or the Participant’s estate, as applicable) executes and delivers to the Company (and does not revoke) a general release of claims in a form satisfactory to the Company within sixty (60) days following such termination (or such shorter period as may be specified by the Company in accordance with applicable law): (i) the portion of the RSUs that would have vested on the next Vesting Date had the Participant remained in employment with the Company shall immediately vest, (ii) this Agreement shall terminate and all rights of the Participant with respect to the portion of the RSUs, if any, that have not vested as of the date of termination in accordance with this Section 3(c) shall immediately terminate, (iii) any such unvested RSUs shall be forfeited without payment of any consideration, and (iv) neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested RSUs.

(d)    The Shares subject to the RSUs shall become issuable hereunder (provided, that such issuance is otherwise in accordance with federal and state securities laws) as soon as practicable following the date on which they vest in accordance with this Section 3 and in no event later than March 15 of the year following the year in which they vest.

4.    Voting and Other Rights. The Participant shall have no rights of a stockholder (including the right to distributions or dividends) until Shares are issued following vesting of the Participant’s RSUs; provided, that with respect to the period commencing on the date an RSU becomes vested and ending on the date the Shares subject to such RSU are issued pursuant to this Agreement, the Participant shall be eligible to receive an amount of cash or property equal to the product of (i) the number of Shares to be delivered as a result of such vesting, and (ii) the amount of cash or property distributed with respect to an outstanding Share during such period, which amount of cash or property shall be paid to the Participant on the date such Shares are issued. No interest or other earnings will be credited with respect to such payment.
5.    Agreement Subject to Plan. This Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.
6.    Protective Covenants. The Participant acknowledges that, as part of the Participant’s employment with the Company, the Participant will have access to secret and confidential information, knowledge or data relating to the Company and its Affiliates, and their respective businesses, and will meet and develop relationships with potential and existing clients, investors, business partners and employees of the Company and its Affiliates. The Participant further acknowledges and agrees that (i) the foregoing makes it necessary for the protection of the Company’s and its Affiliates’ goodwill that the Participant comply with the provisions of this Section 6, (ii) the RSUs would not have been granted to the Participant if the Participant had not agreed to comply with the provisions of this Section 6 and (iii) the restrictions set forth in this Section 6 are reasonable. Except as expressly provided in Section 6(e) hereof, the protective covenants set forth in this Section 6 shall supersede and replace the protective covenants set forth in the Participant’s offer letter or any other agreement between the Participant and the Company.
(a)    The Participant shall not, directly or indirectly, without the prior written consent of the Company, at any time during the Participant’s employment and for twelve (12) months following the termination or resignation of the Participant’s employment for any reason, serve as an employee or consultant for, establish, or control any entity that competes with (any such action, individually, and in the aggregate, to “compete with”), the Company or any of its subsidiaries in any state where the Company or any of its subsidiaries conducts business, including, but not limited to, any such business, individual, partner, firm, corporation, or other entity engaged in the business of operating golf entertainment or traditional golf venues; provided that, notwithstanding the forgoing, this Section 6(a) shall not apply if the Participant is located in California. Notwithstanding anything else herein, the mere “beneficial ownership” by the Participant, either individually or as a member of a “group” (as such terms are used in Rule 13(d) issued under the United States Securities Exchange Act of 1934, as amended from time to time) of not more than five percent (5%) of the voting stock of any public company shall not be deemed a violation of this Section 6(a).

(b)    The Participant further agrees that the Participant shall not, directly or indirectly, for the benefit of the Participant or for the benefit of any other person (including, without limitation, an individual or entity), or knowingly assist any other person to, during the Participant’s employment with the Company and for twelve (12) months thereafter, in any manner:

(i)    hire or Solicit (as defined below) the employment or services of any person (A) who provided services to the Company or any of its Affiliates as an employee, independent contractor or consultant at the time of the termination of the Participant’s employment with the Company, or within twelve (12) months prior thereto and (B) with whom the Participant had contact while the Participant was employed by the Company.

(ii)    Solicit any person who is an employee of the Company or any of its Affiliates to apply for or accept employment with any enterprise;

(iii)    accept employment or work, in any capacity (including as an employee, consultant or independent contractor), in any state where the Company conducts business with any firm, corporation, partnership or other entity that is, directly or indirectly, owned or controlled by any Former Employee (as defined below) of the Company involving the provision of services that are substantially similar to the services that the Participant provided to the Company of an Affiliate at any time during the twelve (12) months prior to the Participant’s termination of employment with the Company; provided that, notwithstanding the forgoing, this Section 6(b)(iii) shall not apply if the Participant is located in California;

(iv)    Solicit or otherwise attempt to establish any business relationship (in connection with any business in competition with the Company) with any limited partner, investor, person, firm, corporation or other entity that is, at the time of the Participant’s termination of employment, or was a Client, Investor or Business Partner (as defined below) of the Company or any of its Affiliates; provided that, if the Participant is located in California, this Section 6(b)(iv) shall apply only if the Participant uses or discloses Company trade secrets or confidential information; or

(v)    interfere with or damage (or attempt to interfere with or damage) any relationship between the Company and any of its Affiliates and the respective Clients, Investors, Business Partners, or employees of the foregoing entities.

(c)    For purposes of this Section 6:

(i)    the term “Client,” “Investor,” or “Business Partner” means (A) anyone who is or has been a Client, Investor, or Business Partner of the Company or any of its Affiliates during the Participant’s employment with Company, but only if the Participant had a direct relationship with or supervisory responsibility for, or other business involvement with such Client, Investor, or Business Partner during the Participant’s employment with the Company; and (B) any prospective Client, Investor, or Business Partner to whom the Company or any of its Affiliates made a new business presentation (or similar offering of services) at any time during the one (1) year period immediately preceding, or two (2) month period immediately following, the Participant’s termination of employment with the Company (but only if initial discussions between the Company or any of its Affiliates and such prospective Client, Investor, or Business Partner relating to the rendering of services occurred prior to the termination date, and only if the Participant participated in or supervised such presentation and/or its preparation or the discussions leading up to it);

(ii)    the term “Former Employee” means anyone who was an employee of, or exclusive consultant to, the Company or any of its Affiliates as of, or at any time during the one-year period immediately preceding, the termination of the Participant’s employment with the Company; and

(iii)    the term “Solicit” means (a) active solicitation of any Client, Investor, or Business Partner or Company employee; (b) the provision of non-public information regarding any Client, Investor, or Business Partner or Company employee to any third party where such information could be useful to such third party in attempting to obtain business from such Client, Investor, or Business Partner or attempting to hire any such Company employee; (c) participation in any meetings, discussions, or other communications with any third party regarding any Client, Investor, or Business Partner or Company employee where the purpose or effect of such meeting, discussion or communication is to obtain business from such Client, Investor, or Business Partner or employ such Company employee; or (d) any other passive use of non-public information about any Client, Investor, or Business Partner, or Company employee which has the purpose or effect of assisting a third party to obtain business from Clients, Investors, or Business Partners, assisting a third party to hire any Company employee or causing harm to the business of the Company.

(d)    Any works of authorship, databases, discoveries, developments, improvements, computer programs, or other intellectual property, etc. (“Works”) that the Participant makes or conceive, or has made or conceived, solely or jointly, during the period of the Participant’s employment with the Company, whether or not patentable or registerable under copyright, trademark or similar statutes, which either (i) are related to or useful in the current or anticipated business or activities of the Company or any of its Affiliates; (ii) fall within the Participant’s responsibilities as employed by the Company; or (iii) are otherwise developed by the Participant through the use of the confidential information, equipment, software, or other facilities or resources of the Company or any of its Affiliates or at times during which the Participant is or has been an employee constitute “work for hire” under the United States Copyright Act, as amended.  If for any reason any portion of the Works shall be deemed not to be a “work for hire,” then the Participant hereby assigns to the Company all rights, title and interest therein and shall cooperate to establish the Company’s ownership rights, including the execution of all documents necessary to establish the Company’s exclusive ownership rights. Notwithstanding the foregoing, Works do not include, and any provision in this Agreement requiring the Participant to assign (or otherwise providing for ownership by the Company of) rights to an invention does not apply to any invention that qualifies fully under the provisions of California Labor Code Section 2870 (a copy of which is attached as Exhibit A hereto).

(e)    As a condition of employment, the Participant is required to sign a Confidentiality and Proprietary Rights Agreement, in a form acceptable to the Company, and that agreement shall remain in full force and effect after it is executed and following the termination of the Participant’s employment with the Company for any reason.

(f)    Notwithstanding anything in this Agreement to the contrary, pursuant to Section 7 of the Defend Trade Secrets Act of 2016 (which added 18 U.S.C. § 1833(b)), the Participant acknowledges that the Participant shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Nothing in this Agreement, or any other agreement that the Participant has with the Company, is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such Section. Notwithstanding anything in this Agreement, or any other agreement that the Participant has with the Company, to the contrary, the provisions of this Section 6 do not prohibit the Participant from voluntarily reporting violations of federal or state law or regulation to any governmental agency or from making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation, nor do the confidentiality obligations require the Participant to notify the Company regarding any such reporting, disclosure or cooperation with the government.

7.    No Rights to Continuation of Employment. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employ of the Company or any Affiliate thereof or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Participant’s employment at any time for any reason whatsoever, with or without Cause.
8.    Tax Withholding. The Company shall be entitled to require a cash payment by or on behalf of the Participant in respect of any sums required or permitted by federal, state or local tax law to be withheld with respect to the settlement of any RSUs; provided, that, notwithstanding the foregoing, the Administrator may, in its sole discretion, permit the Participant to satisfy the applicable tax obligations with respect to any RSUs by any other procedure approved by the Administrator, including cashless exercise or net share settlement pursuant to which the Company shall withhold from the number of Shares that would otherwise be issued upon settlement of the RSUs the largest whole number of Shares with a Fair Market Value equal to the applicable tax obligations.
9.    Section 409A Compliance. The intent of the parties is that the payments and benefits under this Agreement comply with Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated service with the Company and its Affiliates for purposes of this Agreement until the Participant would be considered to have incurred a “separation from service” within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Any payments described in this Agreement that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in this Agreement, to the extent that any payment (including Share delivery) is to be made upon a separation from service and such payment would result in the imposition of any individual penalty tax and late interest charges imposed under Section 409A of the Code, such payment shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier). Notwithstanding the foregoing, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, if the sixty (60) day period (or such shorter period as may be specified by the Company in accordance with applicable law) referenced in Section 3(c) hereof begins in one taxable year and ends in a second taxable year, the settlement of the applicable portion of the RSUs shall occur in the second taxable year. The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.
10.    Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Maryland, without giving effect to the principles of conflict of laws of such state.
11.    Agreement Binding on Successors. The terms of this Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.
12.    No Assignment. Notwithstanding anything to the contrary in this Agreement, neither this Agreement nor any rights granted herein shall be assignable by the Participant.

13.    Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.
14.    Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
15.    Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.
16.    Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.
17.    Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Participant’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.
18.    Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.
19.    Set-Off. The Participant hereby acknowledges and agrees, without limiting the rights of the Company or any Affiliate thereof otherwise available at law or in equity, that, to the extent permitted by law, the number of Shares due to the Participant under this Agreement may be reduced by, and set-off against, any or all amounts or other consideration payable by the Participant to the Company or any of its Affiliates under any other agreement or arrangement between the Participant and the Company or any of its Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Code.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

DRIVE SHACK INC.

By:

Print Name:

Title:

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement.

PARTICIPANT

Signature:

Print Name:

[Signature Page to Restricted Stock Unit Award Agreement]

Exhibit A
California Labor Code Section 2870
(a)    Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:
(1)    Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or
(2)    Result from any work performed by the employee for the employer.
(b)    To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

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